AEROHIVE NETWORKS, INC. - 2014 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
NOTICE OF GRANT AND GRANT AGREEMENT
You have been granted the right to receive Restricted Stock Units, subject to the terms and conditions of the Aerohive Networks, Inc. 2014 Equity Incentive Plan (the “Plan”) and this Restricted Stock Unit Agreement, which includes this Notice of Grant, the Terms and Conditions of Restricted Stock Unit Grant attached hereto as Exhibit A, and the Terms and Conditions for Participants outside the U.S. attached hereto as Exhibit B (collectively, the “Grant Agreement”), set forth below (the “Grant”). Capitalized terms not defined in this Grant Agreement have the meaning given to them in the Plan.
Participant:                ___________________________________
Grant Number:            ___________________________________
Date of Grant:                ___________________________________
Vesting Commencement Date:    ___________________________________
Number of Restricted Stock Units
subject to Grant (the “Shares”):    ___________________________________

Vesting Schedule:
Subject to accelerated vesting as provided in the Plan, or to the extent set forth below, the Restricted Stock Units subject to this Grant will vest in accordance with the following schedule:
[____________________________________________________________________________________.]

Termination:
Your right under the Grant to receive shares of our Common Stock shall only be with respect to those Restricted Stock Units which have vested as of the date of your termination as a Service Provider. This Grant is subject to earlier termination as provided in the Plan, including specifically Section 14(c) of the Plan.
By our signatures, or by your acceptance of this Grant Agreement via the Company’s designated electronic acceptance process, you and the Company agree that this Grant is governed by the terms and conditions of the Plan and this Grant Agreement, including exhibits hereto, all of which are made an integrated and single agreement. You confirm that you have had the opportunity to review the Plan and this Grant Agreement in their entirety and to obtain the advice of counsel prior to executing this Grant Agreement, and that you fully understand all provisions of the Plan and Grant Agreement. You further agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator of any questions relating to the Plan and Grant Agreement.
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Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

PARTICIPANT:        AEROHIVE NETWORKS, INC.

Steve Debenham
VP, General Counsel and Corporate Secretary

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT
1.    Grant. The Company hereby grants to the individual named in the Notice of Grant (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Grant Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Grant Agreement, the terms and conditions of the Plan will prevail.
2.    Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Grant Agreement.
3.    Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Grant Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Grant Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
4.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. The payment of Shares vesting pursuant to this Section 4 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Code Section 409A.
Notwithstanding anything in the Plan or this Grant Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Grant Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Grant Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Grant Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Grant Agreement, “Section 409A” means Section 409A of the Code, and any final U.S. Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
5.    Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Grant Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.
6.    Death of Participant. Any distribution or delivery to be made to Participant under this Grant Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
7.    Withholding of Taxes. Notwithstanding any contrary provision of this Grant Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment, social insurance, payroll and other taxes which the Company determines must be withheld with respect to such Shares. Prior to vesting and/or settlement of the Restricted Stock Units, Participant will pay or make adequate arrangements satisfactory to the Company and/or Participant’s employer (the “Employer”) to satisfy all withholding and payment obligations of the Company and/or the Employer. In this regard, Participant authorizes the Company and/or the Employer to withhold all applicable tax withholding obligations legally payable by Participant from his or her wages or other cash compensation paid to Participant by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under applicable local law, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4 or tax withholding obligations related to Restricted Stock Units otherwise are due, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.
8.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
9.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS GRANT AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
10.    Address for Notices. Any notice to be given to the Company under the terms of this Grant Agreement will be addressed to the Company at Aerohive Networks, Inc., 1011 McCarthy Boulevard, Milpitas, CA 95035, U.S.A. or at such other address as the Company may hereafter designate in writing.
11.    Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

12.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Grant Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13.    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.
14.    Plan Governs. This Grant Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Grant Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Grant Agreement will have the meaning set forth in the Plan.
15.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Grant Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Grant Agreement.
16.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
17.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Grant Agreement.
18.    Agreement Severable. In the event that any provision in this Grant Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Grant Agreement.

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

19.    Modifications to the Grant Agreement. This Grant Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Grant Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Grant Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Grant Agreement, the Company reserves the right to revise this Grant Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.
20.    Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
21.    Governing Law; Choice of Venue. This Grant Agreement will be governed by the laws of California without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Grant Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.
22.    Country-Specific Provisions. The Restricted Stock Units shall be subject to any special terms and conditions set forth for Participant’s country in Exhibit B. Moreover, if Participant relocates to one of the countries included in Exhibit B, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
23.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award of Restricted Stock Units and on any Shares issued in settlement of the Award, to the extent the company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
24.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
25.    Insider Trading/Market Abuse Laws. Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and, if different, Participant’s country of residence, which may affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such time as Participant is considered to have “inside information” regarding the Company (as defined by the

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant is responsible for ensuring compliance with any applicable restrictions and should consult with his or her personal legal advisor on this matter.
26.    Foreign Asset/Account, Exchange Control and Tax Reporting and Other Requirements. Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the Restricted Stock Units, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. Participant further understands that he or she should consult Participant’s personal tax and legal advisors, as applicable on these matters.

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

EXHIBIT B

SPECIAL PROVISIONS FOR
NON-U.S. PARTICIPANTS

TERMS AND CONDITIONS
This Exhibit B, which is part of the Agreement, contains additional or different terms and conditions that govern the Restricted Stock Unit Award if Participant is outside of the United States. The terms and conditions in Part A apply to all Participants outside of the United States. The country-specific terms and conditions in Part B apply to Participants located in any of the countries listed in Part B. Capitalized terms used and not defined in this Exhibit B will have the meaning given to them in the Grant Agreement and/or the Plan, as applicable.
If Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the Administrator will, in its sole discretion, determine the extent to which the terms and conditions included herein will apply to Participant under such circumstances.
NOTIFICATIONS
This Exhibit B also includes notifications regarding exchange control and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of May 2018. Such laws are often complex and change frequently. The Company therefore strongly recommends that Participant not rely on the information in this Exhibit B as the only source of information relating to the consequences of his or her participation in the Plan because such information may be outdated when the Restricted Stock Units vest, when Shares are issued to Participant and/or when Participant sells any Shares issued pursuant to the Restricted Stock Units.
In addition, the information contained in this Exhibit B is general in nature and may not apply to Participant’s particular situation. As a result, the Company cannot assure Participant of any particular result. Participant should therefore seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.
Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, is considered a resident of another country for local law purposes, or transfers employment and/or residency between countries after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

A.    ALL NON-U.S. COUNTRIES
TERMS AND CONDITIONS
1.    Death of Participant. The following provision supplements Section 6 of Exhibit A:
If Participant’s beneficiary designation is not valid or enforceable under inheritance and/or other laws in Participant’s country at the time of Participant’s death, then the beneficiary for purposes of any distribution or delivery to be made to Participant under the Grant Agreement will be Participant’s estate.
2.    Responsibility for Taxes. The following provision replaces Section 7 of Exhibit A:
(a)    Participant acknowledges that, regardless of any action that the Company or the Parent or Subsidiary for which Participant is a Service Provider (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, as applicable. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or payment of the Restricted Stock Units, the issuance of Shares upon vesting of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or to achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligation for Tax-Related Items by one or a combination of the following:
(i)    withholding from Participant’s wages or other cash compensation paid to him or her by the Company and/or the Employer; or
(ii)    withholding from proceeds of the sale of Shares acquired at vesting, either through a voluntary sale or through a mandatory sale (pursuant to this authorization without further consent); or
(iii)    withholding in Shares to be issued upon vesting of the Restricted Stock Units.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum rates, in which case Participant may receive a refund of any over-withheld amounts

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

in cash and will have no entitlement to the equivalent amount in Shares.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares, notwithstanding that some Shares are held back solely for the purpose of paying the Tax-Related Items.
(c)    Finally, Participant agrees to pay to the Company or the Employer any number of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
3.    Nature of Award. The following provision replaces Section 9 of Exhibit A:
In accepting the Award of Restricted Stock Units, Participant acknowledges, understands, and agrees that:
the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;
the Award of Restricted Stock Units and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer, or any Parent or Subsidiary and shall not interfere with the ability of the Company, the Employer, or any Parent or Subsidiary to terminate Participant’s status as a Service Provider (if any);
Participant is voluntarily participating in the Plan;
the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;
the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of the same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from Participant’s termination as a Service Provider (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is engaged as a Service Provider or the terms of Participant’s employment or service agreement, if any);
for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date he or she is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and regardless of whether later found to be invalid or in breach of employment laws in the jurisdiction where Participant is engaged as a Service Provider or the terms of Participant’s employment or service agreement, if any), and, unless otherwise expressly provided in this Grant Agreement, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the period during which Participant is considered a Service Provider would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is engaged as a Service Provider or the terms of Participant’s employment or service agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units (including, subject to Section 12 of the Plan, whether Participant may still be considered to be providing services while on a leave of absence); and
neither the Company nor the Employer nor any Parent or Subsidiary will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the Restricted Stock Units or the subsequent sale of any Shares acquired under the Plan.
4.    Data Privacy Information and Consent.
The Company is located at 1011 McCarthy Boulevard, Milpitas, California 95035 U.S.A. and grants Restricted Stock Units under the Plan to employees of the Company and its Subsidiaries, at the Company’s sole discretion. If Participant would like to participate in the Plan, Participant should review the following information about the Company’s data processing practices and declare Participant’s consent.
Data Collection and Usage. The Company collects, processes and uses Participant’s personal data, including Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Restricted Stock Units or any other Awards granted, canceled exercised, vested, or outstanding in my favor, which the Company receives from me or the Employer. If the Company offers Participant a grant of Restricted Stock Units under the Plan, then the Company will collect Participant’s personal data for purposes of allocating stock and implementing, administering and managing the Plan. The Company’s legal basis for the processing of my personal data would be Participant’s consent.
Stock Plan Administration Service Providers. The Company transfers participant data to E*Trade Financial Corporate Services, Inc. and E*Trade Securities LLC (“e*Trade”), an independent service provider based in the United States, which assists the Company with the implementation, administration

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

and management of the Plan. In the future, the Company may select a different service provider and share Participant’s data with another company that serves in a similar manner. The Company’s service provider will open an account for Participant to receive and trade Shares. Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Participant’s ability to participate in the Plan.
International Data Transfers. The Company and its service providers are based in the United States. Participant should note that Participant’s country may have enacted data privacy laws that are different from the United States. For example, the European Commission has issued a limited adequacy finding with respect to the United States that applies only to the extent companies register for the E.U.-U.S. Privacy Shield program, which is open to companies subject to Federal Trade Commission jurisdiction and in which the Company does not participate with respect to employee data. The Company’s legal basis for the transfer of Participant’s personal data is Participant’s consent.
Data Retention. The Company will use Participant’s personal data only as long as is necessary to implement, administer and manage my participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs Participant’s personal data, the Company will remove it from it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
Voluntariness and Consequences of Consent Denial or Withdrawal. Participant’s participation in the Plan and Participant’s grant of consent is purely voluntary. Participant may deny or withdraw Participant’s consent at any time. If Participant does not consent, or if Participant withdraws Participant’s consent, Participant cannot participate in the Plan. This would not affect Participant’s salary as an employee or Participant’s career; Participant would merely forfeit the opportunities associated with the Plan.
Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s country. For example, in the E.U., Participant’s rights include the right to (a) request access or copies of personal data the Company processes, (b) rectification of incorrect data, (c) deletion of data, (d) restrictions on processing, (e) to lodge complaints with competent authorities in Participant’s country, and/or (f) request a list with the names and addresses of any potential recipients of Participant’s personal data. To receive clarification regarding Participant’s rights or to exercise Participant’s rights please contact the Company at 1011 McCarthy Boulevard, Milpitas, California 95035 U.S.A. Attention: Stock Administration.
By clicking on the data privacy acceptance box in the Company’s electronic procedures, Participant is declaring that Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.
Finally, upon request of the Company or the Employer, Participant agrees to provide an executed data privacy consent form (or any other agreements or consents) that the Company and/or the Employer

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.
5.    Language. Participant acknowledges that he or she is sufficiently proficient in English to understand the terms and conditions of this Grant Agreement. If Participant has received this Grant Agreement or any other document related to the Award translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

6.
B.    COUNTRY-SPECIFIC TERMS, CONDITIONS AND NOTIFICATIONS
AUSTRALIA
TERMS AND CONDITIONS
Nature of Plan. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

Australian Offer Document. Additional details regarding the offer of the Restricted Stock Units are set forth below in the Australian Offer Document.

The Company is pleased to provide Participant with this offer to participate in the Plan. This offer sets out information regarding the grant of Restricted Stock Units to Australian resident employees of the Company and its affiliates. This offer is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

In addition to the information set out in the Grant Agreement, Participant is also being provided with copies of the following documents:

1.	The Plan;

2.	The U.S. Prospectus for the Plan, and

3.	Employee Information Supplement for Australia
(collectively, the “Additional Documents”).

The Additional Documents provide further information to help Participant make an informed investment decision about participating in the Plan. Neither the Plan nor the Prospectus is a prospectus for the purposes of the Corporations Act 2001.

Participant should not rely upon any oral statements made in relation to this offer. Participant should rely only upon the statements contained in the Grant Agreement and the Additional Documents when considering participation in the Plan.

Securities Law Notification

Investment in shares involves a degree of risk. Participants who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set out in the Grant Agreement and the Additional Documents.

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

The information contained in this offer is general information only. It is not advice or information that takes into account Participant’s objectives, financial situation and needs.

Participant should consider obtaining his or her own financial product advice from an independent person who is licensed by ASIC to give advice about participation in the Plan.

Additional Risk Factors for Australian Residents

Participant should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of Shares. For example, the price at which the Shares are traded on the New York Stock Exchange may increase or decrease due to a number of factors. There is no guarantee that the price of the Shares will increase. Factors which may affect the price of the Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
In addition, Participant should be aware that the Australian dollar value of any Shares acquired pursuant to the Award will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock

Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of the Common Stock is entitled to one vote for each Share held.

The Common Stock is traded on the New York Stock Exchange in the United States of America under the symbol “HIVE.”

The Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Shares

The Grantee may ascertain the current market price of the Shares as traded on the New York Stock Exchange at http://www.nyse.com under the symbol “HIVE.” The Australian dollar equivalent of that price can be obtained at:
http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This is not a prediction of what the market price of the Shares will be on any applicable vesting date or when Shares are issued to Participant or at any other time or of the applicable exchange rate at such time.

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

BELGIUM
There are no country-specific provisions.
BRAZIL
TERMS AND CONDITIONS
Nature of Grant. This provision supplements Part A, Section 3 of this Exhibit B:

By accepting the Award of Restricted Stock Units, Participant agrees that (i) he or she is making an investment decision, (ii) Participant will be entitled to receive Shares pursuant to Restricted Stock Units only if the vesting conditions are met and any necessary services are rendered by Participant between the Grant Date and the applicable vesting date, and (iii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to Participant.

Compliance with Law. By accepting the Award of Restricted Stock Units, Participant agrees to comply with all applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the vesting of the Restricted Stock Units, the issuance of Shares, the sale of Shares acquired under the Plan, or the receipt of any dividends in the future.
NOTIFICATIONS
Exchange Control Information. If Participant is resident or domiciled in Brazil, Participant must submit a declaration of assets and rights held outside of Brazil, including Shares acquired under the Plan, to the Central Bank of Brazil if the aggregate value of such assets and rights is at least US$100,000. Participant should consult his or her personal legal advisor for details regarding this requirement.
CANADA
TERMS AND CONDITIONS
Company’s Obligation to Pay. The following provision supplements Section 2 of Exhibit A:
Notwithstanding the discretion generally vested in the Administrator concerning payment of Restricted Stock Units in cash, Shares, or a combination of both under Section 8(d) of the Plan, vested Restricted Stock Units shall be paid in Shares only.
Nature of Award. The following provision replaces Part A, Section 3(j) of this Exhibit B:
For purposes of the Restricted Stock Units, Participant’s status as a Service Provider shall be considered terminated as of the earlier of (a) the date on which Participant’s status as a Service Provider is terminated; (b) the date on which Participant receives a written notice of termination as a Service Provider, regardless of any notice period or period of pay in lieu of notice required under any employment law in the country where Participant resides (including, but not limited to, statutory law, regulatory law, and/or common law),

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

even if such law is otherwise applicable to Participant’s benefits from the Employer; or (c) the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and regardless of whether later found to be invalid or in breach of employment laws in the jurisdiction where Participant is engaged as a Service Provider or the terms of any employment or service agreement) and, unless otherwise expressly provided in this Grant Agreement or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date; the Administrator shall have the exclusive discretion to determine when Participant is no longer a Service Provider for purposes of the Restricted Stock Units.
The following provisions apply only if Participant is in Quebec:
Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given, or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressement souhaité que la convention [«Grant Agreement»], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. The following provision supplements Part A, Section 4 of this Exhibit B:
Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in administration of the Plan. Participant further authorizes the Company, the Employer, and/or any Parent or Subsidiary, as well as E*Trade (or such other stock plan service provider as may be selected by the Company to assist with implementation, administration, and management of the Plan) to disclose and discuss such information with their advisors. Participant also authorizes the Company, the Employer, and/or any Parent or Subsidiary to record such information and to keep such information in Participant’s employment file.
NOTIFICATIONS
Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker under the Plan, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange in the United States of America.
CHINA
TERMS AND CONDITIONS
The following terms and conditions apply to Participants in China who are subject to PRC exchange control laws, as determined by the Administrator in its sole and absolute discretion.
Vesting. The following provision supplements Section 3 of Exhibit A:

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

In addition to the vesting provisions set forth in the Notice of Grant, the Restricted Stock Units shall not vest unless and until the date on which the Company (or a Parent or Subsidiary, as applicable) has obtained approval from the PRC State Administration of Foreign Exchange (“SAFE”) to permit the operation of the Plan and the issuance of Shares under the Plan in China, as determined by the Administrator in its sole and absolute discretion.
Company’s Obligation to Pay. The following provisions supplement Sections 2 and 7 of Exhibit A:

(i)
The Company reserves the right to mandate, on Participant’s behalf pursuant to this authorization without further consent, the immediate sale of Shares issued to Participant upon vesting of Restricted Stock Units if the Administrator determines, in its sole and absolute discretion, that the immediate sale of Shares is necessary or advisable for legal or administrative reasons.

(ii)
If the Company does not mandate the immediate sale of Shares, any Shares issued to Participant upon vesting of the Restricted Stock Units must be held with the Company’s designated broker (currently, E*Trade) until Participant sells such Shares; provided, however, that nothing in this provision shall prevent Participant from selling the Shares at his or her discretion, subject to any applicable Company insider-trading policy and subsection (iii) below.

(iii)
If Participant’s relationship as a Service Provider terminates while Participant holds any Shares, Participant (or, if Participant’s termination as a Service Provider is due to death, Participant’s estate or such other person as acquired the right to the Shares) must sell the Shares before the last trading day of the 6th month following termination of Participant’s relationship as a Service Provider (the “Last Trading Day”). If the Shares have not been sold before the Last Trading Day, the Company’s designated broker will automatically sell all Shares on the Last Trading Day on Participant’s behalf pursuant to this authorization without further consent. The Shares generally will be sold at the applicable market price at the time of sale. Neither the Company nor its designated broker shall be obligated to arrange for sale of the Shares at a particular price.

Exchange Control Restrictions. Participant must repatriate the cash proceeds from the sale of Shares acquired under the Plan, any dividends paid with respect to the Shares and any other funds resulting from the Restricted Stock Units to China. Participant further understands that the repatriation may need to be effectuated through a special exchange control account established by the Company, the Employer, or a Parent or Subsidiary, and Participant hereby agrees and consents to the transfer of such funds to such special exchange control account before being delivered to Participant. The proceeds (or other funds) may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. If the funds are paid to Participant in U.S. dollars, Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to Participant in local currency, (i) the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions, and (ii) Participant agrees to bear any currency fluctuation risk attributable to the period between sale of Shares (or receipt of any funds resulting from the Restricted Stock Units) and distribution of the funds to Participant through the special exchange control account established by the Company, the Employer, or a Parent or Subsidiary. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China and to sign any

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

agreements, forms or consents as may be reasonably requested by the Company, E*Trade or another brokerage firm designated by the Company.
DENMARK
TERMS AND CONDITIONS

Participant acknowledges that Participant has received an Employer Statement, translated into Danish, which sets forth additional terms of the Restricted Stock Units, to the extent that the Danish Stock Option Act applies to the Restricted Stock Units.
FRANCE
TERMS AND CONDITIONS
Type of Award. This Award of Restricted Stock Units is not intended to qualify for specific tax or social security treatment in France and is not considered a qualified award under the French Commercial Code.
Language Consent. By accepting the Award of Restricted Stock Units, Participant confirms having read and understood the documents relating to the Award (the Plan and the Grant Agreement, including this Exhibit B) which were provided in the English language. Participant accepts the terms of these documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant l’Attribution d’ Actions Gratuites, le Participant confirme avoir lu et compris les documents relatifs à l’Attribution (le Plan et le Contrat, y compris la présente Annexe B) qui lui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en consequence.
GERMANY
NOTIFICATIONS
Exchange Control Information.  Cross-border payments in excess of €12,500 in connection with the purchase or sale of securities (e.g., transfer of proceeds from the sale of Shares into Germany) must be reported electronically to the German Federal Bank. The online filing portal may be accessed at the website of the German Federal Bank. Participant should consult his or her personal legal advisor for details regarding this requirement.
KOREA
There are no country-specific provisions.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
WARNING

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

Participant understands that Participant is being offered Restricted Stock Units which, if vested, will entitle Participant to acquire Shares, in accordance with the terms of the Plan. The Shares, if issued, will give Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors and holders of preference shares (if any) have been paid. Participant may lose some or all of Participant’s investment, if any.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is a small offer. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment. Participant should ask questions, read all documents carefully, and seek independent financial advice before committing.

SPAIN
TERMS AND CONDITIONS
Forfeiture upon Termination of Status as a Service Provider and Nature of Award. The following provisions supplement Section 5 of Exhibit A and Part A, Section 3 of this Exhibit B:
By accepting the Award of Restricted Stock Units, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
Participant understands and agrees that, as a condition of the Award of the Restricted Stock Units, termination of Participant’s status as a Service Provider for any reason (including for the reasons listed below) will automatically result in the loss of any portion of the Award of Restricted Stock Units that has not vested as of the date that Participant is no longer actively engaged as a Service Provider, as described in Section 5 of Exhibit A and Part A, Section 3(j) of this Exhibit B.
In particular, Participant understands and agrees that any unvested Restricted Stock Units as of the date that Participant is no longer actively engaged as a Service Provider will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of termination of Participant’s status as a Service Provider by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. Participant acknowledges having read and specifically accepts the conditions referred to in Section 5 of Exhibit A and Part A, Section 3(j) of this Exhibit B.
NOTIFICATIONS
Securities Law Information. No “offer of public securities to the public”, as defined under Spanish law, has taken place or will take place in the territory of Spain in connection with the Award of Restricted Stock

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

Units. Neither the Plan nor the Grant Agreement has been or will be registered with the Comisión Nacional del Mercado de Valores (i.e., Spanish Securities Exchange Commission). Neither the Plan nor the Grant Agreement constitutes a public offering prospectus.
Exchange Control Information. Participant must declare the acquisition, ownership, and disposition of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6.
Participant also may be required to electronically declare to the Bank of Spain foreign accounts (including brokerage accounts), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-residents of Spain (including any payment of Shares at vesting of Restricted Stock Units), depending on the balances in such accounts, together with the value of such instruments, and/or the volume of transactions with non-residents of Spain during the relevant year. Participant should consult his or her personal legal advisor for details regarding this requirement.
SWEDEN
There are no country-specific provisions.
UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Information. The Grant Agreement, the Plan and any other documents Participant may receive in connection with his or her participation in the Plan are intended only for distribution to select individuals who have a Service Provider relationship with the Company and/or a Parent or Subsidiary in the United Arab Emirates and are being provided in connection with an employee incentive scheme. The Plan and the Grant Agreement are intended for distribution only to such Service Providers and must not be delivered to or relied upon by any other person. Participant should conduct his or her own due diligence concerning the securities. If Participant does not understand the contents of the Plan and the Grant Agreement, he or she should consult an authorized financial advisor. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or the Grant Agreement, and neither body has taken steps to verify the information set out therein; as such, neither body has any responsibility for such documents.
UNITED KINGDOM
TERMS AND CONDITIONS
Company’s Obligation to Pay. The following provision supplements Section 2 of Exhibit A:

Notwithstanding the discretion generally vested in the Administrator concerning payment of Restricted Stock Units in cash, Shares, or a combination of both under Section 8(d) of the Plan, vested Restricted Stock Units shall be paid in Shares only.
Responsibility for Taxes. The following provisions supplement Part A, Section 2 of this Exhibit B:

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

Without limitation to Part A, Section 2 of this Exhibit B. Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for paying the Company or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit which may be collected from Participant by the Company or the Employer by any of the means referred to in Part A, Section 2 of this Exhibit B.
Joint Election. As a condition of participation in the Plan, Participant agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the Restricted Stock Units and any event giving rise to Tax-Related Items (the “Employer’s Liability”). Without prejudice to the foregoing, Participant agrees to execute the following joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”) and any other consent or election required to accomplish the transfer of the Employer’s Liability to Participant. Participant understands that the Joint Election applies to any Restricted Stock Units granted to him or her under the Plan after the execution of the Joint Election. Participant further agrees to execute such other joint elections as may be required between him or her and any successor to the Company and/or the Employer. Participant further agrees that the Company and/or the Employer may collect the Employer’s Liability from him or her by any of the means set forth in Part A, Section 2 of this Exhibit B.

If Participant does not enter into a Joint Election prior to the first vesting date of the Restricted Stock Units or any other event giving rise to Tax-Related Items, he or she will not be entitled to vest in the Restricted Stock Units or receive any benefit in connection with the Restricted Stock Units unless and until he or she enters into a Joint Election, and no Shares or other benefit pursuant to the Restricted Stock Units will be issued to Participant under the Plan, without any liability to the Company and/or the Employer; provided, however, that this provision shall not apply if Participant is a U.S. taxpayer and the application of this provision would cause the Restricted Stock Units to fail to qualify under an exemption from, or comply with, Section 409A of the Code.

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

Important Note on the Joint Election to Transfer
Employer National Insurance Contributions

As a condition of participation in the Aerohive Networks, Inc. 2014 Equity Incentive Plan (the “Plan”) and the restricted stock units (the “Restricted Stock Units”) that have been granted to you (“Participant”) by Aerohive Networks, Inc. (the “Company”), Participant is required to enter into a joint election to transfer to Participant any liability for employer national insurance contributions (the “Employer’s Liability”) that may arise in connection with the Restricted Stock Units or in connection with any restricted stock units that may be granted by the Company to Participant under the Plan (the “Joint Election”).
If Participant does not agree to enter into the Joint Election, the grant of the Restricted Stock Units will be worthless, and Participant will not be able to vest in the Restricted Stock Units or receive any benefit in connection with the Restricted Stock Units.
By entering into the Joint Election:

•
Participant agrees that any Employer’s Liability that may arise in connection with or pursuant to the vesting of the Restricted Stock Units (or any restricted stock units granted to Participant under the Plan) or the acquisition of shares of the Company or other taxable events in connection with the Restricted Stock Units (or any other restricted stock units granted under the Plan) will be transferred to Participant;

•
Participant authorizes the Company and/or Participant’s employer to recover an amount sufficient to cover this liability by any method set forth in the Restricted Stock Unit Grant Agreement and/or the Joint Election; and

•
Participant acknowledges that even if he or she has accepted the Joint Election via the Company’s online procedure, the Company or Participant’s employer may still require Participant to sign a paper copy of the Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.

By accepting the Restricted Stock Units through the Company’s online acceptance procedure at E*Trade (or by signing the Notice of Grant), Participant is agreeing to be bound by the terms of the Joint Election.
Please read the terms of the Joint Election carefully before accepting the Restricted Stock Unit Grant Agreement
and the Joint Election.
Please print and keep a copy of the Joint Election
for your records.

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

AEROHIVE NETWORKS, INC.
2014 EQUITY INCENTIVE PLAN
(UK Employees)

Election to Transfer the Employer’s National Insurance Liability to the Employee

1.    PARTIES
This Election is between:

(A)
You, the individual who has gained access to this Election (the “Employee”), who is employed by Aerohive Networks Europe Ltd. (registered number 6400590) whose registered office is at West Block, The Courtyard, 16-18 West Street, Farnham, Surrey GU9 7DR (the “Employer”) and who is eligible to receive restricted stock units (“Restricted Stock Units”) granted by Aerohive Networks, Inc. pursuant to the terms and conditions of the 2014 Equity Incentive Plan (the “Plan”), and

(B)
Aerohive Networks, Inc. of 1011 McCarthy Boulevard, Milpitas, CA 95035, United States of America (the “Company”), which may grant Restricted Stock Units under the Plan and is entering into this Form of Election on behalf of the Employer.

2.    PURPOSE OF ELECTION

2.1	This Election relates to Restricted Stock Units granted by the Company under the Plan on or after 28 March 2014.

2.2	In this Election the following words and phrases have the following meanings:
“Taxable Event” means, in relation to the Restricted Stock Units:

(i)	the acquisition of securities pursuant to the Restricted Stock Units (within section 477(3)(a) of ITEPA); and/or

(ii)	the assignment or release of the Restricted Stock Units in return for consideration (within section 477(3)(b) of ITEPA); and/or

(iii)	the receipt of a benefit in connection with the Restricted Stock Units, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA); and/or

(iv)	post-acquisition charges relating to the Restricted Stock Units and/or shares acquired pursuant to the Restricted Stock Units (within section 427 of ITEPA); and/or

(v)	post-acquisition charges relating to the Restricted Stock Units and/or shares acquired pursuant to the Restricted Stock Units (within section 439 of ITEPA).

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
“SSCBA” means the Social Security Contributions and Benefits Act 1992.

2.3
This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Taxable Event in respect of the Restricted Stock Units pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

2.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

3.    THE ELECTION
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to the Employee. The Employee understands that by accepting the grant of the Restricted Stock through the Company’s online acceptance procedure at E*Trade or by signing the Notice of Grant to accept the grant of the Restricted Stock Units he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.
4.    PAYMENT OF THE EMPLOYER’S LIABILITY

4.1	The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Restricted Stock Units; and/or

(iv)	by any other means specified in the Restricted Stock Unit Grant Agreement.

4.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the Restricted Stock Units to the Employee until full payment of the Employer’s Liability is received.

4.3	The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)

UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).
5.    Duration of Election

5.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2
Any reference in this Election to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Restricted Stock Unit Grant Agreement. This Election will continue in effect in respect of any awards which replace the Restricted Stock Units in circumstances where section 483 of ITEPA applies.

5.3    This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HM Revenue and Customs withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the Restricted Stock Units to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

6.    Acceptance by the Employee
The Employee acknowledges that by accepting the grant of the Restricted Stock through the Company’s online acceptance procedure at E*Trade or by signing the Notice of Grant to accept the grant of the Restricted Stock Units, the Employee agrees to be bound by the terms of this Election.
7.    Acceptance by the Company
The Company acknowledges that, by arranging for the scanned signature of an authorized representative to appear on this Election, the Company agrees to be bound by the terms of this Election.
Signed for and on behalf of the Company

Vice President of Legal Services

Aeohive – Confidential – Notice of Grant & Grant Agreement (6-2018)